WLCC ACCOUNTANCY CORP PCAOB registered

Independent Auditor's  Report

To  the Board  of  Directors  and Stockholders   Mao Ren  International ,  Inc .

We have  audited  the  accompanying  balance  sheets  of  Mao  Ren  International,  Inc.  ("the  Company")  as  of  December  31,  2014  and  2013,  and  the  related  statements  of  operations  and  stockholders'  equity  (deficit)  and  cash  flows  for  each  of  the  two  years  then  ended  December  31,  2014  and  2013.  The  financial  statements  are  the  responsibility  of  the  Company's  management.  Our  responsibility  is  to  express  an  opinion  on  these  financial  statements  based  on  our audits.

We conducted  our  audits  in accordance  with  the  standards  of  the  Public  Company  Accounting  Oversight Board  (United  States).  Those  standards  require  that  we  plan  and  perform  the  audit  to  obtain  reasonable  assurance  about whether the  financial  statements  are  free  of  material  misstatement.  The  Company  is  not  required  to  have,  nor  were  we  engaged  to  perform,  an  audit  of  its  internal  control  over  financial  reporting.  Our  audit  included  consideration  of internal  control  over  financial  reporting  as  a  basis  for  designing  audit  procedures  that  are  appropriate  in  the  circumstances,  but  not  for  the  purpose  of  expressing  an  opinion  on  the  effectiveness  of  the  Company's  internal  control  over  financial  reporting.  Accordingly,  we  express  no  such  opinion.  An  audit  also  includes  examining,  on  a  test  basis,  evidence  supporting  the  amounts  and  disclosures  in  the  financial  statements,  assessing  the  accounting  principles  used  and  significant  estimates  made  by  management, as  well  as  evaluating  the  overall  financial  statement  presentation.  We  believe  that  our  audits  provide  a  reasonable  basis  for  our  opinion.

In our  opinion,  the  financial  statements  referred  to  above  present  fairly,  in all  material  respects,  the  financial  position  of  Mao  Ren  International,  Inc.  as  of  December  31,  2014  and  2013,  and  the  results  of  its  operations  and  its  cash  flows  for  each  of  the  years  then  ended,  in  conformity  with  accounting  principles  generally  accepted  in  the  United  States  of America.

Oxnard,  California

April  26,  2015

WLCC ACCOUNTACNY  CORP. AUDIT. TAX.  CONSULTING

1274 INDIO  DR,  OXNARD,  CA  93030

Phone +l 626.800  6861  Fax  +  1.626.701.3331